UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Chief Executive Employment Agreement

CTI Group (Holdings), Inc. (the "Company") previously reported in its Current Reports on Form 8-K that, on September 13, 2005, the Board of Directors (the "Board") of the Company appointed John Birbeck, President and Chief Executive Officer of the Company("Mr. Birbeck"), and entered into a verbal agreement (the "Verbal Agreement"}, which was subsequently modified, regarding Mr. Birbeck’s employment terms. On February 1, 2006, the Board approved, and the Company entered into, the Chief Executive Employment Agreement (the "Agreement"), attached hereto as Exhibit 10.1, effective as of September 13, 2005 (the "Effective Date"), with Mr. Birbeck. The Agreement includes certain terms of the Verbal Agreement and supersedes all such prior agreements, letters or term sheets and sets forth the entire understanding among the parties to the Agreement regarding Mr. Birbeck’s employment terms.

Pursuant to the Agreement, Mr. Birbeck will serve as President and Chief Executive Officer of the Company and in such positions as reasonably may be assigned by the Board or the Executive Committee of the Board (the "Executive Committee").
The term of the Agreement (the "Employment Term") commenced on September 13, 2005 and will continue for one year and thereafter will renew for additional one-year periods unless either party gives the other party written notice of non-renewal at least 90 days prior to any anniversary date of the Agreement.

For all services rendered by Mr. Birbeck under the Agreement, the Company will pay Mr. Birbeck an annual salary (the "Salary") at the rate of $275,000 for the Employment Term, less withholding required by law or agreed to by Mr. Birbeck. The Salary will be reviewed at least annually by the Board to determine if an increase is appropriate, which increase will be in the sole discretion of the Board. The Salary will not be decreased during the Employment Term. Mr. Birbeck will waive any fee payable to him for his services as Chairman of the Board. No later than January 31 of each calendar year that Mr. Birbeck is employed by the Company pursuant to the Agreement, beginning January 1, 2006, Mr. Birbeck and the Board will confer and agree on targets and/or goals to be achieved for that calendar year and the amount of bonus to be paid to Mr. Birbeck depending on the extent of attainment of such targets and/or goals. The agreement reached by Mr. Birbeck and the Board will be attached as an addendum to the Agreement each calendar year. The parties agree that the amount of bonus payable to Mr. Birbeck for full achievement of all targets and/or goals in any calendar year will be no less than $250,000 and may exceed that amount if deemed appropriate by the Board in its sole discretion. In the event that Mr. Birbeck’s employment with the Company ends during the course of a calendar year, Mr. Birbeck will be eligible for a pro rata amount of the bonus he would have received (if any) if he had remained employed for the full calendar year. For the period September 13, 2005 through December 31, 2005, the Company will pay Mr. Birbeck a bonus in the amount of $62,500.

Mr. Birbeck will be entitled to five weeks of paid vacation per year, with no right to carry over vacation to the next year, but unused vacation may be sold back to the Company. Mr. Birbeck will be paid a non-accountable automobile allowance of $500 per month for each full month during the Employment Term. The Company will reimburse Mr. Birbeck's life partner for the annual airfare expenses for up to twelve round trips from the United States to the United Kingdom and health insurance coverage.

The Company will reimburse Mr. Birbeck for the amount he pays for temporary apartment rental (not to exceed $1,800 per month without the prior approval of the Company) until such time as Mr. Birbeck has made arrangements for permanent housing or for six months, whichever is less. Mr. Birbeck will also be paid a furnishing and household goods allowance in the amount of $12,000. In the event that Mr. Birbeck moves his household goods from the United Kingdom to the United States, he will be reimbursed for the lesser of his actual reasonable relocation expenses associated with such move or $80,000.

The Company is obligated to grant to Mr. Birbeck a stock option to purchase 500,000 shares of Class A common stock of the Company within 30 days of the Effective Date, which option will vest on the date of the grant. The Company is also obligated to grant to Mr. Birbeck a stock option to purchase additional 250,000 shares of Class A common stock of the Company on September 13, 2006 and another 250,000 shares of Class A common stock of the Company on September 13, 2007, which options will vest on the respective dates of the grants (provided that Mr. Birbeck is employed as Chief Executive Officer and President of the Company on each of said vesting dates). The exercise price per share for each such option will be the fair market value of Class A common stock of the Company on the dates of each of the grants. The Company previously reported in its Current Report on Form 8-K that, in connection with the Verbal Agreement, on September 29, 2005, Mr. Birbeck was granted a nonqualified stock option (the "Option") to purchase 500,000 shares of the Company’s Class A common stock pursuant to the Company’s Amended and Restated Stock Option and Restricted Stock Plan. The Option vested on the day of grant. The exercise price of the Option is $0.40 per share.

The Agreement prohibits Mr. Birbeck from divulging confidential information regarding the Company, except as his duties may require or as authorized in writing by the Board or the Executive Committee. Under the Agreement, Mr. Birbeck cannot, during his employment by the Company and for a period of 90 days after Mr. Birbeck’s employment by the Company or any of its affiliates ends, engage in any business or perform any other action in competition with the Company.

Mr. Birbeck can terminate his employment pursuant to the Agreement at any time by giving written notice of his voluntary resignation to the Board at least 90 days before the resignation is to be effective. The Company may terminate Mr. Birbeck’s employment for any reason upon the majority vote of the Board or the Executive Committee at a duly constituted meeting of the Board or the Executive Committee by giving written notice to Mr. Birbeck at least 90 days before the termination is to be effective. Mr. Birbeck’s employment will be immediately terminated upon Mr. Birbeck’s death or disability, as defined in the Agreement, or upon mutual agreement of Mr. Birbeck and the Company.

If Mr. Birbeck’s employment terminates as stated above or pursuant to notice of non-renewal sent by either party prior to any anniversary date of the Agreement, the Company will pay Mr. Birbeck all accrued and unpaid Salary and benefits through the date of termination of employment (the "Termination Date") and unpaid business expenses previously paid and reimbursable pursuant to the Agreement through the Termination Date.

If the Company terminates Mr. Birbeck’s employment upon the majority vote of the Board or the Executive Committee, as stated above, the Company will pay Mr. Birbeck as separation pay three months' salary at Mr. Birbeck’s then current base annual salary and an additional amount of the greater of $62,500 or 25% of the maximum annual bonus. As a condition to receiving such separation pay under the Agreement, Mr. Birbeck will execute a release in a form satisfactory to the Company.

The description of the material terms of the Agreement as set forth above is qualified in its entirety by rederence to the full text of the Agreement attached hereto as Exhibit 10.1.

Change in Board Compensation and Elimination of Vice Chaiman Position

On February 1, 2006, the Board approved certain changes in compensation payable to non-employee directors for the attendance of board, committee and stockholders' meetings. The changes are effective as of December 1, 2005. Fees will be paid to directors based on attendance of board or committee meetings either in person or by means of remote communications (e.g. video conferencing, teleconferencing or internet conferencing) plus reasonable expenses, as follows:

Board and Committee Meetings (except for Audit Committee):
In-person attendance-$ 2,000 per meeting
Remote attendance-$1,500 per meeting

Audit Committee Meetings:
In-person or remote attendance-$2,000 per meeting

Stockholders' Meetings-$0 per meeting

The Board also approved that the position of Vice Chairman of the Board is eliminated effective as of December 1, 2005.

The description of the fee structure as set forth above is qualified in its entirety by reference to the Non-Employee Director Fee Structure attached hereto as Exhibit 10.2.

Forms of Agreements under Company Stock Incentive Plan

The Company previously disclosed in its Current Report on Form 8-K that, on December 8, 2005, the stockholders of the Company approved the Company Stock Incentive Plan to provide incentives to the Company to attract, retain, motivate and reward highly competent persons as outside directors, executive officers and other employees of, or consultants or advisors to, the Company. On February 1, 2006, the Compensation Committee of the Board approved the forms of the following agreements for awards under the Company Stock Incentive Plan: (i) form of Incentive Stock Option Agreement; (ii) form of Nonqualified Stock Option Agreement; and (iii) form of Stock Agreement attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Chief Executive Employment Agreement by and between the Company and John Birbeck effective as of September 13, 2005
10.2 Non-Employee Director Fee Structure
10.3 Form of Incentive Stock Option Agreement
10.4 Form of Nonqualified Stock Option Agreement
10.5 Form of Stock Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

February 3, 2006	By:	/s/ Manfred Hansuchek

Name: Manfred Hansuchek
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Chief Executive Employment Agreement by and between the Company and John Birbeck effective as of September 13, 2005
10.2	Non-Employee Director Fee Structure
10.3	Form of Incentive Stock Option Agreement
10.4	Form of Nonqualified Stock Option Agreement
10.5	Form of Stock Agreement